As filed with the Securities and Exchange Commission on December 3, 1998
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


 Incorporated              AMERICAN ANNUITY GROUP, INC.         I.R.S. Employer
Under the Laws                250 EAST FIFTH STREET           Identification No.
  of Delaware                CINCINNATI, OHIO  45202             06-1356481
                                 (513) 333-5300


                          AMERICAN ANNUITY GROUP, INC.
                                   BONUS PLAN

                             Mark F. Muething, Esq.
                             Senior Vice President,
                          General Counsel and Secretary
                          American Annuity Group, Inc.
                             Cincinnati, Ohio 45202
                                 (513) 333-5300
--------------------------------------------------------------------------------
                               (Agent for Service)


                         CALCULATION OF REGISTRATION FEE

                                         Proposed       Proposed
                                          Maximum        Maximum
    Title of             Amount          Offering       Aggregate      Amount of
   Securities             To Be           Price        Offering     Registration
To Be Registered      Registered(1)     Per Share(2)     Price(2)        Fee(3)
--------------------------------------------------------------------------------
Common Stock,
par value $1.00
per share            500,000 Shares       $23.13       $11,565,000      $3,216
--------------------------------------------------------------------------------

(1) This Registration Statement is filed for up to 500,000 shares issuable pursuant to the American Annuity Group, Inc. Bonus Plan.

(2)  Estimated solely for purposes of calculating registration fee.

(3) Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 1, 1998 of $23.13 per share.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by American Annuity Group, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

1.   The Company's  Annual  Report on Form 10-K for the year ended  December 31,
     1997.

2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

3. The Company's Current Reports on Form 8-K dated May 27, 1998 and September 30, 1998.

4. The description of the Company's Common Stock contained in the Registration Statement on Form 10 filed on May 22, 1987 under the Securities Exchange Act of 1934.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered hereby will be passed upon for the Company by Mark F. Muething, Esq., Senior Vice President, General Counsel and Secretary of the Company. Mr. Muething beneficially owns shares of the Company's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administra tive or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145


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further  provides  that,  in  connection  with the defense or  settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

     Article VII of the Registrant's By-laws provides for indemnification of directors and officers similar to that provided in Section 145 of DGCL.

     Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Ninth of the Registrant's Certificate of Incorporation eliminates the liability of directors to the extent permitted by
Section 102(b)(7) of the DGCL.

     The Registrant also maintains directors' and officers' reimbursement and liability insurance and has entered into agreements with its directors and officers providing for indemnification in certain events.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

         5     Opinion of Mark F. Muething, Esq.

        10     American Annuity Group, Inc. Bonus Plan

        23.1   Consent of Mark F. Muething, Esq. (contained on Exhibit 5)

        23.2   Consent of Ernst & Young LLP

        24     Power of Attorney (contained on the signature page)

ITEM 9. UNDERTAKINGS

     9.1 The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



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     (1)  to  include  any  prospectus  required  by  Section  10(a)(3)  of  the
          Securities Act of 1933;

     (2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwith standing the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospec tus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registra tion Fee" table in the effective registration statement.

     (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3  The   undersigned   Registrant   hereby   undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification



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against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on December 2, 1998.

                                        AMERICAN ANNUITY GROUP, INC.


                                        By:/s/Carl H. Lindner
                                           ------------------------------
                                           Carl H. Lindner
                                           Chairman of the Board and
                                           Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate Mark F. Muething or William J. Maney as their attorney-in-fact to sign all amendments, including any post-effective amendments, to this Registration Statement.


          Signature                     Capacity                    Date
--------------------------    ------------------------------    ----------------



*/s/Carl H. Lindner
--------------------------    Chairman of the Board and         December 2, 1998
Carl H. Lindner               Chief Executive Officer
                              (Principal Executive Officer)


*/s/S. Craig Lindner
--------------------------    Director                          December 2, 1998
S. Craig Lindner


*/s/Robert A. Adams
--------------------------    Director                          December 2, 1998
Robert A. Adams


*/s/A. Leon Fergenson
--------------------------    Director                          December 2, 1998
A. Leon Fergenson




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*/s/Ronald G. Joseph
--------------------------    Director                          December 2, 1998
Ronald G. Joseph


*/s/John T. Lawrence III
--------------------------    Director                          December 2, 1998
John T. Lawrence III


*/s/William R. Martin
--------------------------    Director                          December 2, 1998
William R. Martin


*/s/William J. Maney
--------------------------    Senior Vice President,            December 2, 1998
William J. Maney              Treasurer and Chief
                              Financial Officer (Principal
                              Accounting Officer and
                              Principal Financial Officer)